EXPLANATORY NOTE


         In connection with the Conseco, Inc. Director, Executive and Senior Officer Stock Purchase Plan (the "Plan"), Conseco, Inc. agreed to lend to participants in the Plan an amount equal to the interest payable by participants under bank loans made to each participant (less dividends paid on the shares of stock purchased under the Plan). The form of Promissory Note executed by each participant is attached. As of October 1, 1996, the aggregate amount of the loans made by Conseco to Plan participants was $905,947.28, and the amounts of the loans made to directors and executive officers (or their affiliates) of the Registrant were as follows: Stephen C. Hilbert, $298,060; Ngaire E. Cuneo, $45,168; Rollin M. Dick, $180,643; Donald F. Gongaware, $90,321; Lawrence W. Inlow, $90,951; David R. Decatur, $9,431; James D. Massey, $23,262; and Dennis
E. Murray, Sr., $103,869.

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

                                 PROMISSORY NOTE

$1~                                                     Dated:  June 28, 1996
Carmel, Indiana


         For value received, the undersigned, 2~ ("Maker"), promises to pay to the order of Conseco Services, LLC, an Indiana limited liability company (the "Holder"), or its assigns, at such place as the holder hereof may from time to time designate in writing, in lawful money of the United States which shall be legal tender in payment of all debts and dues public and private at the time of payment, the principal sum of 3~ ($1~) or, if less, the aggregate unpaid principal amount of all advances made by Conseco Services, LLC to or on behalf of the undersigned to pay interest under the Credit Agreement referred to below. The undersigned also promises to pay interest on the unpaid balance of the Promissory Note (the "Note") at the rate and times hereinafter provided.

         Interest on the principal balance hereof from time to time remaining unpaid prior to maturity shall accrue at the variable rate per annum equal to the lowest interest rate per annum being paid by Conseco, Inc. under its most senior borrowing, calculated on the basis of a 360-day year counting the actual number of days elapsed. However, after the Maturity Date (as hereinafter defined) or while there exists an Event of Default (as hereinafter defined), interest shall accrue at such rate plus three percent (3.0%) per annum. All unpaid principal and interest shall be due and payable on the same date as the principal amounts are due and payable by the undersigned for any loan under that certain Credit Agreement,

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



dated as of May 13, 1996, among the undersigned and Bank of America National Trust and Savings Association. Prepayments of principal and interest must be made in an amount equal to the amount of any dividends received on the common and preferred stock purchased by the undersigned under the Conseco, Inc. Director, Executive and Senior Officer Stock Purchase Plan and within three (3) days of the receipt of such dividends.

         Maker may prepay this Note in full at any time or in part from time to time without premium or penalty.

         The occurrence of one or more of the following events shall constitute an event of default ("Event of Default") under this Note: (a) default is made in the payment of any installment hereof, either principal or interest, or in the payment of any other sum due hereunder, on the day when the same shall be due and payable hereunder and such default in payment continues for ten (10) days;
(b) any proceeding shall be commenced or any petition shall be filed seeking relief with respect to Maker under any bankruptcy, insolvency or similar law;
(c) a receiver, trustee, custodian, sequestrator or similar official shall be appointed with respect to Maker or for a substantial part of its property; or
(d) the dissolution or termination of existence, or business failure of Maker. Upon the occurrence of an Event of Default hereunder, the Holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this
Note immediately due and payable, without notice, demand or presentment, all of which are hereby waived, and the Holder may offset against this Note any sum

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


or sums owed by the Holder hereof to Maker. Upon the occurrence of an Event of Default under Section (b), (c) or (d) above, the entire unpaid principal of and accrued interest on this Note shall become immediately due and payable, without notice, demand or presentment, all of which are hereby waived. The Holder may offset against this Note any sum or sums owed by the Holder hereof to Maker including any amounts Holder may owe Maker as an employee, and Maker hereby authorizes Holder to withhold any such amounts from any payroll deposit or paycheck payable to Maker.

         Maker agrees to pay immediately upon demand all reasonable costs and expenses of the Holder, including reasonable attorneys' fees, (i) if, after an Event of Default, this Note is placed in the hands of an attorney or attorneys for collection, or (ii) if the Holder attempts to have any stay or injunction prohibiting the enforcement or collection of the Note lifted by any bankruptcy or other court, and any subsequent proceedings or appeals from any order or judgment entered in any such proceeding.

         The maker and any endorsers of this note jointly and severally waive presentment for payment, notice of protest, dishonor and demand, protest, and diligence in bringing suit.

         This Note shall be construed according to and governed by the laws of the State of Indiana.

         Executed in Carmel, Indiana.


                                       2~

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